UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 22, 2016
Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On April 26, 2016, Active Power, Inc. (the “Company”) issued a press release reporting its preliminary financial results for its fiscal quarter ended March 31, 2016.  A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information contained in, or incorporated into, this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 22, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors (“Board”), the Board approved an amendment to Article IV of the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to add age and term limits for non-employee directors. Under the amended Bylaws, no person shall be eligible to be nominated for election as a non-employee director after having served as a director of the Company for a period of 12 years or more. Additionally, unless granted an exemption by action of the Board, no person shall be eligible to be nominated for election as a non-employee director for a term which expires after the first annual meeting of stockholders after he or she reaches the age of 75 years. The amendment to the Bylaws became effective on April 22, 2016.

A conformed copy of the Company’s Second Amended and Restated Bylaws, updated to include all amendments through April 22, 2016, is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) was held on April 22, 2016. A total of 19,168,877 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 83% of the Company’s shares outstanding as of the March 2, 2016 record date. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 16, 2016.

Proposal 1: Election of Directors. At the Annual Meeting, the stockholders of the Company elected the following individuals as Class I Directors to serve until the Company’s 2019 Annual Meeting, or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen J. Clearman	11,194,933	352,955	7,620,989
T. Patrick Kelly	11,191,467	356,421	7,620,989
Steven Sams	11,195,045	352,843	7,620,989

Proposal 2:  Non-Binding Advisory Vote to Approve Executive Officer Compensation. A non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for	10,886,460
Votes against	571,427
Abstentions	90,001
Broker Non-Votes	7,620,989

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved based upon the following votes:

Votes for	18,181,307
Votes against	105,465
Abstentions	882,105

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Active Power, Inc. Second Amended and Restated Bylaws (conformed to include all amendments through April 22, 2016).
99.1	Press Release of Active Power, Inc. dated April 26, 2016.*
* Furnished herewith pursuant to Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: April 26, 2016	By: /s/ James A. Powers
James A. Powers
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

3.2	Active Power, Inc. Second Amended and Restated Bylaws (conformed to include all amendments through April 22, 2016).
99.1	Press Release of Active Power, Inc. dated April 26, 2016.*
* Furnished herewith pursuant to Item 2.02.